As filed with the Securities and Exchange Commission on June 30, 1995
                                                 Registration No. 33-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT

                                    Under The
                             Securities Act of 1933
                                -----------------

                                WITCO CORPORATION

             (Exact name of registrant as specified in its charter)

                   Delaware                                13-1870000

         (State or other jurisdiction                   (I.R.S. Employer
       of incorporation or organization)               Identification No.)

               One American Lane
            Greenwich, Connecticut                         06831-2559

   (Address of Principal Executive Offices)                (Zip Code)

                                -----------------

            1995 Stock Option Plan for Employees of Witco Corporation
                       and its Subsidiaries (the "Plan")

                            (Full title of the plan)

                                -----------------

                              David G. Ormsby, Esq.
                             CRAVATH, SWAINE & MOORE
                                 Worldwide Plaza
                                825 Eighth Avenue
                            New York, New York 10019

                     (Name and address of agent for service)

                                  212-474-1000

          (Telephone number, including area code, of agent for service)

                                -----------------

                         CALCULATION OF REGISTRATION FEE

=====================================================================================================================
                                                              Proposed            Proposed
                                         Amount of            maximum              maximum
                                           shares             offering            aggregate           Amount of
        Title of securities                to be             price per            offering           registration
         to be registered                registered            share                price                fee
- ---------------------------------------------------------------------------------------------------------------------
Common Stock, par value
$5.00 per share                          2,600,000           $ 31.9375(1)         $ 83,037,500.00       $ 28,633.62
=====================================================================================================================


(1) Estimated solely for the purpose of determining the registration fee and based on the average of the high and low prices of the Company's Common Stock reported on the New York Stock Exchange on June 26, 1995.

                                     PART II


Item 3.  Incorporation of Documents by Reference

         This Registration Statement incorporates herein by reference the following documents which have been filed with the Securities and Exchange Commission (the "Commission") by Witco Corporation as Registrant:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1994 (the "1994 Annual Report");

         (b) The Registrant's Quarterly Report on Form 10-Q for the period ended March 31, 1995;

         (c) The description of the Registrant's Common Stock, par value $5.00 per share, contained in the Registrant's Registration Statement on Form 10, filed pursuant to Section 12 of the Exchange Act, that became effective on July 16, 1962; and

         (d) The description of the Rights to Purchase Cumulative Preferred Stock, contained in the Registrant's Registration Statement on Form 8-A, dated March 3, 1995.

         All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of the post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities

         Not Applicable.

Item 5.  Interests of Named Experts and Counsel

         Not Applicable.

Item 6.  Indemnification of Directors and Officers

         Subsection (a) of Section 145 of the General Corporation Law of Delaware empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no cause to believe his conduct was unlawful.

         Subsection (b) of Section 145 empowers a corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted under similar standards, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.

         Section 145 further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith; that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation may purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against him or incurred by him in any such capacity or arising out of his status as such whether or not the corporation would have the power to indemnify him against such liabilities under Section 145.

         The Restated Certificate of Incorporation of the Registrant, provides, in effect, that, to the extent and under the circumstances permitted by subsections (a) and (b) of Section 145 of the General Corporation Law of the State of Delaware, the Company (i) shall indemnify any person who was or is a party or is threatened to be made a party to any action, suit or proceeding described in subsections (a) and (b) by reason of the fact that he is or was a director or officer of the Registrant against expenses, judgments, fines and amounts paid in settlement, and (ii) may indemnify any person who was or is a party or is threatened to be made a party to any such action, suit or proceeding if such person was an employee or agent of the Registrant and is or was serving at the request of the Registrant as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise.

Item 7.  Exemption from Registration Claimed

         Not Applicable.

Item 8.  Exhibits

         The  following  documents  are  filed  as a part of  this  Registration
Statement:

   Exhibit                 Description
   -------                 -----------


     4.1 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries.

     4.2 Form of Stock Option Agreement Under the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries.

     4.3                   Restated   Certificate   of   Incorporation   of  the
                           Registrant (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

     5 Opinion of Cravath, Swaine & Moore, as to the legality of the securities to be registered.

    15                     Letter re: unaudited interim financial information.

    23.1                   Consent of Ernst & Young LLP.

    23.2                   Consent of Cravath, Swaine & Moore (included in
                           Exhibit 5).

    24 Powers of Attorney (included on the signature pages hereof).


Item 9.  Undertakings

         (a)  The undersigned Registrant hereby undertakes:

              (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Act;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration
                  Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

              (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

              (4) That, for purposes of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (b) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints WILLIAM R. TOLLER, WILLIAM E. MAHONEY,
MICHAEL D. FULLWOOD or DUSTAN E. MCCOY acting severally, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments to such Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                                   SIGNATURES

         The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Town of Greenwich, State of Connecticut, on June 30, 1995.


                                              WITCO CORPORATION



                                             By: /s/ WILLIAM R. TOLLER
                                                 -----------------------------
                                                     William R. Toller
                                                     Chairman of the Board and
                                                     Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, the Registration Statement has been signed by the following persons in the capacities and on the date indicated.


PRINCIPAL EXECUTIVE OFFICERS:


         Name                                        Title                                    Date
         ----                                        -----                                    ----


/s/ WILLIAM R. TOLLER                       Chairman of the Board                       June 30, 1995
- ---------------------------                 and Chief Executive
     William R. Toller                      Officer; Director


/s/ WILLIAM E. MAHONEY                      Vice Chairman and Chief                     June 30, 1995
- --------------------------                  Operating Officer;
     William E. Mahoney                     Director



PRINCIPAL FINANCIAL AND ACCOUNTING OFFICER:


/s/ MICHAEL D. FULLWOOD                     Executive Vice President and                June 30, 1995
- ---------------------------                 Chief Financial Officer
     Michael D. Fullwood





         Name                                        Title                                    Date
         ----                                        -----                                    ----


DIRECTORS:


/s/ WILLIAM J. ASHE                                  Director                           June 30, 1995
- ---------------------------
     William J. Ashe


/s/ SIMEON BRINBERG                                  Director                           June 30, 1995
- ---------------------------
     Simeon Brinberg


/s/ WILLIAM G. BURNS                                 Director                           June 30, 1995
- ---------------------------
     William G. Burns


/s/ WILLIAM R. GRANT                                 Director                           June 30, 1995
- ---------------------------
     William R. Grant


/s/ RICHARD M. HAYDEN                                Director                           June 30, 1995
- ---------------------------
     Richard M. Hayden


/s/ HARRY G. HOHN                                    Director                           June 30, 1995
- ---------------------------
     Harry G. Hohn


/s/ WILLIAM E. MAHONEY                               Director                           June 30, 1995
- ---------------------------
     William E. Mahoney


/s/ L. JOHN POLITE, JR.                              Director                           June 30, 1995
- ---------------------------
     L. John Polite, Jr.


/s/ DAN J. SAMUEL                                    Director                           June 30, 1995
- ---------------------------
     Dan J. Samuel


/s/ WILLIAM R. TOLLER                                Director                           June 30, 1995
- ---------------------------
     William R. Toller


/s/ BRUCE F. WESSON                                  Director                           June 30, 1995
- ---------------------------
     Bruce F. Wesson



/s/ WILLIAM WISHNICK                                 Director                           June 30, 1995
- ---------------------------
    William Wishnick


                                 EXHIBIT INDEX



   Exhibit                 Description
   -------                 -----------

     4.1 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries.

     4.2 Form of Stock Option Agreement Under the 1995 Stock Option Plan for Employees of Witco Corporation and its Subsidiaries.

     4.3                   Restated   Certificate   of   Incorporation   of  the
                           Registrant (incorporated by reference to the Quarterly Report on Form 10-Q for the quarter ended March 31, 1994).

     5 Opinion of Cravath, Swaine & Moore, as to the legality of the securities to be registered.

    15                     Letter re: unaudited interim financial information.

    23.1                   Consent of Ernst & Young LLP.

    23.2                   Consent of Cravath, Swaine & Moore (included in
                           Exhibit 5).

    24 Powers of Attorney (included on the signature pages hereof).